SCIENTIFIC INDUSTRIES, INC.
                           70 Orville Drive
                       Bohemia, New York 11716


FOR IMMEDIATE RELEASE


SCIENTIFIC INDUSTRIES, INC. ANNOUNCES PROPOSED
ACQUISITION

Bohemia, New York, Monday, March 1, 2004 - Helena R. Santos,
Chief Executive Officer of Scientific Industries, Inc. (OTCBB-SCND) announced that to complement its current laboratory equipment product line, the Company has reached an agreement in principle with Spectrum Laboratories, Inc. (SPTM.OB) to acquire its chromatography and peristaltic pump systems products and related assets for approximately $300,000 in a combination of cash and stock.

The acquisition is to be subject to the negotiation and execution of a definitive agreement. Ms. Santos stated that the Company has been advised that sales of the products to be acquired were approximately $480,000 during Spectrum's fiscal year ended
December 28, 2003.

No assurance can be given that this acquisition will be consummated.


  About Scientific Industries

Scientific Industries manufactures and markets laboratory equipment, including the world-renowned Vortex-Genie(r) 2 Mixer. Scientific's products are used by research laboratories, clinics, pharmaceutical manufacturers, medical device manufacturers, and other industries.

"Statements made in this press release that relate to future events, performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual events, performance or results to materially differ. The Company undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in the Company's Securities and Exchange Commission reports, including our annual report on Form 10-KSB."